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For Immediate Release                          Contact: Bohn H. Crain
                                                        Chief Financial Officer
                                                        Stonepath Group
                                                        (215) 979-8370

                      STONEPATH GROUP UPDATES 2003 GUIDANCE
                      IN LIGHT OF POSSIBLE NON-CASH CHARGES

                     PROVIDES 2003 EBITDA GUIDANCE OF $8.5M

             Investor Call Scheduled for Friday, July 18, 10AM, EST

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PHILADELPHIA, PA, July 17, 2003 - Stonepath Group (AMEX: STG) announced today that it is currently in discussions with the Securities and Exchange Commission
(SEC) regarding the allocation of purchase price for certain of its acquired companies. While the Company believes its method of allocation was proper and appropriate, the outcome of the discussions may result in the Company having to restate its previously reported financial statements to reflect additional non-cash charges related to its acquisition of logistics businesses. Any such non-cash charges would not affect the Company's net cash position in any prior or future period.

In connection with its review of one of the Company's recently filed registration statements, the SEC questioned whether the Company allocated sufficient value to amortizable intangibles when the Company purchased Air Plus in October of 2001, Global Transportation Services in April of 2002 and United American in May of 2002. In connection with these transactions, the Company applied SFAS No. 141, Business Combinations (SFAS 141).

Under SFAS 141, issued in July of 2001, purchasers are required to allocate the total consideration paid in a business combination to the identified acquired assets and liabilities based on their fair values at time of acquisition. The excess of the consideration paid over the fair value of the identifiable net assets acquired is to be allocated to goodwill, which is tested at least annually for impairment. SFAS 141 requires the Company to separately account for and value certain identifiable intangible assets based on the unique facts and circumstances of each acquisition.

At the suggestion of its auditors, and recognizing the significance of SFAS 141 on the presentation of the Company's financial statements and the relative newness of the pronouncement, the Company engaged a leading valuation firm to prepare an independent valuation of certain intangibles for the Air Plus and Global Transportation Services transactions.


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Despite the valuation reports of the independent appraiser and two subsequent audits which included the valuation of intangibles now under review, the Company may need to apply an alternative valuation method in attributing value to identified intangibles which may result in a larger portion of the purchase price being ascribed to the customer relationship amortizable asset. If it is ultimately determined that the Company should change its approach, the Company may need to restate some of its financial statements.

"We felt it important to get this information to our investors as soon as practically possible recognizing that our conversations with the SEC have not matured to the point to where we can speak definitively as to the ultimate impact these discussions will have on our financial statements," said Dennis Pelino, the Company's Chief Executive Officer. "What we do know is that our base business and acquisition strategy continues on pace and we remain bullish on our ability to identify, close and integrate profitable logistics companies that will continue to grow our earnings power and create shareholder value."

Bohn Crain, the Company's Chief Financial Officer said, "We believe the principal earnings power of the businesses we have acquired rests not with the customer relationship, but rather with the assembled workforce, customer service capability and geographic network that allows us to service our customers. This is an important distinction in that under SFAS 141, value ascribed to customer relationships is amortizable, whereas value ascribed to assembled workforce, customer service capability and geographic network are characterized as goodwill and subject to impairment testing. If through this process significant value is ascribed to customer relationships, we will see a corresponding increase in amortization of intangibles flowing through our financial statements. At the same time we believe these acquired companies, by joining the Stonepath platform, will have access to technology, geographic reach and financial resources to grow their customer relationships. As a consequence, a potential discrepancy could develop between our GAAP-based financial statements and the economic reality of our business. On a GAAP basis our customer relationships will appear to be diminishing in value, when we are in fact growing our customer relationships and creating value."

Crain continued, "Because of the potential discrepancy between our GAAP-based financials and the economic reality of our business resulting from the possible increased amortization related to customer relationships, we believe EBITDA is a useful non-GAAP financial measure. The EBITDA corresponding to our prior earnings guidance of net earnings in the range of $7.0 million would have been $8.5 million."


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A reconciliation of the EBITDA associated with our prior earnings guidance to the most directly comparable GAAP measure in accordance with SEC Regulation G follows:

                                                           (amounts in millions)

    Net income                                                     $7.0
    Income taxes                                                    0.3
                                                                   ----
    Income from operations before taxes                             7.3
    Interest expense/(income)                                      (0.1)
                                                                    ---
    Income from operations                                          7.2
    Depreciation and amortization                                   1.3
                                                                   ----
    Earnings before interest, taxes, depreciation and
        amortization (EBITDA)                                      $8.5

In his concluding remarks Mr. Pelino said, "We take our responsibilities to our investors, customers and employees very seriously and we are fully dedicated to having the utmost credibility in our financial reporting. We recognize the need to resolve this issue quickly so we can return 100% of our attention to managing our business and we will report our progress as soon as practically possible."

Investor Conference Call
------------------------
Stonepath Group will host a conference call for shareholders and the investing community on Friday, July 18, 2003 at 10:00am, EST to discuss the contents of the release and its ongoing dialogue with the SEC. The call can be accessed by dialing (800) 344-0961 and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (800) 642-1687 and using the following code: 1790783.

About Stonepath Group (AMEX:STG)
--------------------------------
Stonepath Group (www.stonepath.com) is building a global logistics services organization that integrates established logistics companies with innovative technologies. Stonepath offers a full-range of time-definite transportation and distribution solutions. For more information about Stonepath Group and Stonepath Logistics, please contact John Brine at (212) 254-8280.


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This Press Release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "guidance," "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. While it is impossible to identify all of the factors that may cause our actual results, levels of activity, events, trends or plans to differ materially from those set forth in such forward-looking statements, such factors include the inherent risks associated with: (i) our ability to sustain an annual growth rate in revenues consistent with recent results, (ii) our ability to sustain our recent profitability by maintaining overall operating margins, (iii) our ability to identify, acquire, integrate and manage additional businesses in a manner which does not dilute our earnings per share; (iv) our ability to obtain the capital necessary to make additional acquisitions, (v) the uncertainty of future trading prices of our common stock and the impact such trading prices may have upon our ability to utilize common stock to facilitate our acquisition strategy, (vi) the uncertain effect on the future trading price of our common stock associated with the dilution upon the conversion or exercise of outstanding convertible securities, (vii) our dependence on certain large customers, (viii) our dependence upon certain key personnel, (ix) an unexpected adverse result in any legal proceeding, (x) the scarcity and competition for the operating companies we need to acquire to implement our business strategy, (xi) competition in the freight forwarding, logistics and supply chain management industry, (xii) the impact of current and future laws affecting the Company's operations, (xiii) adverse changes in general economic conditions as well as economic conditions affecting the specific industries and customers we serve, (xiv) regional disruptions in transportation, and (xv) other factors which are or may be identified from time to time in our Securities and Exchange Commission filings and other public announcements, including our most recent Annual Report on Form 10-K for the year ended December 31, 2002. We have assumed, for the purpose of our 2003 forward-looking statements, that each of our operating companies will achieve, on a stand-alone basis, that level of net income necessary to fully achieve the earn-out payments under its acquisition agreement. With respect to our planned acquisitions, although management is confident that these transactions will be completed on a timely basis, they remain in preliminary stages of completion, subject to the production of audited financial statements, completion of due diligence analysis, securing bank and other third party approvals, and the like. Thus, there can be no assurances that these transactions will be completed in the expected time frame, if at all. Furthermore, our estimates as to the financial results that may be realized after the completion of such acquisitions has been developed based upon an analysis of unaudited internal financial statements produced by the respective target companies. Upon completion of audited financial statement for these companies, we may be caused to adjust our forward-looking information, and such adjustments may be material. There can be no assurance that these and other factors will not affect the accuracy of such forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

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